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                                                                     EXHIBIT 8.2



                       [SIROTE & PERMUTT, P.C. LETTERHEAD]








                                  May 20, 2003


Board of Trustees
Colonial Properties Trust
2101 Sixth Avenue North
Suite 750
Birmingham, Alabama 35203

Ladies and Gentlemen:

         We have acted as special Alabama tax counsel to Colonial Properties Trust, an Alabama real estate investment trust (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed public offering of the following securities of the Company with an aggregate initial public offering price of up to $500,000,000 (or the equivalent thereof in one or more currencies or composite currencies based on the exchange rate at the time of sale): (i) unsecured debt securities (the "Debt Securities"), (ii) common shares of beneficial interest, $.01 par value per share (the "Common Shares"),
(iii) preferred shares of beneficial interest, $.01 par value per share (the "Preferred Shares"), (iv) Preferred Shares represented by depositary receipts (the "Depositary Shares"), (v) warrants to purchase Common Shares (the "Common Share Warrants"), and (vi) guarantees by the Company of debt securities that may be issued by Colonial Realty Limited Partnership, its operating partnership (the "Guarantees" and, together with the Debt Securities, Common Shares, Preferred Shares, Depositary Shares and Common Share Warrants, the "Securities"), all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus (the "Prospectus") which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the Prospectus. In connection therewith, we have been asked to provide an opinion on certain Alabama tax matters described in the discussion of "Federal Income Tax Considerations--Other Tax Considerations--State and Local Taxes" within the Prospectus. Capitalized terms used in this letter and not otherwise defined herein have the meaning set forth in the Prospectus.

         The opinions set forth in this letter are based on relevant provisions of the Alabama Code of 1975, as amended (the "Code"), Department of Revenue regulations issued thereunder, and interpretations of the foregoing as expressed in court decisions, administrative determinations

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Board of Trustees
Colonial Properties Trust
May 20, 2003
Page 2 of 2


and legislative history as of the date hereof. These provisions and interpretations are subject to changes. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

         We have reviewed the description of Alabama state and local tax implications of the Transaction contained in the Prospectus under the caption "Federal Income Tax Considerations--Other Tax Considerations--State and Local Taxes" and such other matters as we feel necessary to render the following opinions.

         Based on the foregoing and subject to the discussion contained under the caption "Federal Income Tax Considerations--Other Tax Considerations--State and Local Taxes" in the Prospectus, we are of the opinion that the section of the Prospectus captioned "Federal Income Tax Considerations--Other Tax Considerations--State and Local Taxes" accurately summarizes the Alabama tax considerations that are likely to be material to a holder of securities of the Company.

         We consent to being named as special Alabama tax counsel to the Company in the Prospectus and to the reference to our firm under the caption "Legal Matters." We further consent to the filing of a copy of this opinion letter as
Exhibit 8.2 to the Registration Statement.

                                           Very truly yours,


                                           /s/ SIROTE & PERMUTT, P.C.

                                           Sirote & Permutt, P.C.



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